Exhibit 99.1

Joint Filing Agreement

The persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of August 20, 2024.

PRIME TECH GLOBAL LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

MAYSPIN MANAGEMENT LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

APEX DYNASTY LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

ALPHA MOUNT INTERNATIONAL LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

/s/ Li Ka Shing
Li Ka Shing